                                                            EXHIBIT 10.11

                             EMPLOYMENT AGREEMENT

       This Agreement is made as of this 13th day of February, 1997, by and between MICROGRAFX, INC., a Texas corporation, having a principal place of business at 1303 Arapaho, Richardson, Texas 75081, hereinafter referred to as the "Employer" or "Corporation" and Doug Richard, hereinafter referred to as the "Executive" or "Employee."

       NOW, THEREFORE, in connection with the employment and continued employment between Executive and Employer, Employer agrees to provide Executive with the compensation, benefits, and rights set forth herein, and, Executive agrees to be employed by Employer, and to be bound by the covenants contained herein, pursuant to the terms of this Employment Agreement, effective as of the date above.

       In consideration of the mutual promises and benefits to be received by the Employer and Executive, the receipt and sufficiency of which consideration is hereby acknowledged, the Employer and Executive hereby agree as follows:

                                   ARTICLE I
                              PREVIOUS AGREEMENTS
                              -------------------

       The parties acknowledge the existence of certain agreements which have previously been entered into by and between Executive and Employer. This Agreement shall be executed in lieu and in place of such agreements, so that such previous agreements shall have no continuing force and effect, except to the extent any such provisions are specifically stated to continue as set forth herein. In the event of any conflict of such surviving provisions and the terms of this Agreement, the terms of this Agreement shall control and govern. Such preexisting agreements referred to are as follows:

       1. Employment Agreement dated April 1, 1996, except for Articles II and III therein which shall survive;
       2. Executive Severance Agreement dated April 15, 1996, except for paragraph 13 which shall survive;
       3. Executive Severance Policy dated April 15, 1996; and
       4. Letter Agreement dated November 27, 1996.

                                    ARTICLE II
                                    EMPLOYMENT
                                    ----------

       A. TERM.  Subject to the provisions hereof, the Employer agrees to employ
          ----
  Executive and Executive agrees to remain in the employment of the Employer for a period of three (3) years from and after the date hereof. At least ninety days (90) days prior to the end of the term set forth herein, the parties shall consider a period of extension of such term in at least one year increments.

       B. PLACE OF EMPLOYMENT.  The Employer and Executive agree that
          -------------------
  Executive shall perform all duties necessary to fulfill this Agreement from the Employer's headquarters in the Dallas,

  Texas area. The Employer shall not require Executive to relocate either his residence or business address outside Dallas, Texas as a condition of continued employment or to receive compensation for Executive's services as contemplated by this Agreement.

       C. RESTRICTION ON USE OF RIGHTS OR INFORMATION OF OTHERS.  Executive
          -----------------------------------------------------
  understands that he is not expected or permitted to use any trade secrets or confidential information belonging to any former employer or other person or company and not now owned by Employer, and agrees that he will not use such information in performing work for the Employer. Executive also confirms that his work for the Employer will not violate any agreements that Executive has with any former employer or other person or company.

       D. COMPENSATION.  Executive will be paid the following compensation
          ------------
  during the term of this Agreement:

          (a) a base compensation of $200,000 or more per year for each year of employment, prorated for partial years;
          (b) Executive will be entitled to participate in and will be subject to the conditions of a bonus program established by Employer in its reasonable discretion, consistent with terms incumbent on other participants in the Plan, including conditions such as, but not limited to, frequency of payment, and threshold targets or conditions for payment. Executive shall be entitled, under the program, to earn a bonus of 50% or more of Executive's base salary by achieving the midpoint of targets specified in the bonus program. The bonus may be exceeded or reduced based upon actual performance in relation to the midpoint targets;
          (c) Executive will be paid a one-time bonus in the amount of $25,000 within ten days of execution of this Agreement;
          (d) the currently existing grant to Executive of the right to purchase 40,000 shares of the Company's stock on April 26, 1996 shall be repriced so that such option shall continue to vest ratably on each anniversary of the original date of grant over the next four years with the exercise price of such option to be as follows: (a) 20,000 of such options shall have an exercise price equal to the closing price of the stock on February 12, 1997, that is $4.50; and (b) 20,000 of such stock options shall have an exercise price equal to $6.00 per share. Other previous grants of stock options and restricted stock other than this specific grant shall not be affected or amended.

       E. BOARD OF DIRECTORS.  Employee shall be elected to the Company's Board
          ------------------
  of Directors on or about the time of execution of this Agreement. Employee shall be nominated to serve as a director at the Company's next Annual Meeting with Stockholders. Employee's service as a director shall be governed by the Bylaws of the Company.

       F. EMPLOYMENT BENEFITS.  Executive will be covered by and eligible for
          -------------------
  all benefits of employment available to other Executives of the Employer, as specified in the Employer's personnel policies, manuals and handbooks.

                                  ARTICLE III
                     NONDISCLOSURE AND PROPRIETARY RIGHTS
                     ------------------------------------

       A. NONDISCLOSURE.  Executive understands that he will have access to and
          -------------
  will become familiar with various proprietary data and confidential information, which may include, but not be limited to, computer software and hardware, development and analytical tools, algorithms, flow charts, designs, formulas, patterns, specifications, devices, inventions, processes, know-how and compilations of information, financial information, records and customer lists and requirements, which are owned by the Employer or which the Employer may have in its possession, and some of which may be trade secrets of the Employer (collectively the "Proprietary Information"). Executive agrees not to disclose any of the Proprietary Information, directly or indirectly, nor use the Proprietary Information in any way, either during the term of his employment, or any time thereafter, except as may be required in the course of his employment with the Employer or except for (i) information which is or becomes generally available to the public other than as a result of a disclosure by Executive, (ii) information which Executive reasonably can demonstrate was known to Executive on a non-confidential basis prior to its disclosure by Employer; or (iii) information which becomes available to Executive on a non-confidential basis from a source other than Employer, provided that such source is not subject to any prohibition against transmitting such information.

       B. PROPRIETARY RIGHTS.  Executive agrees that he will promptly from time
          ------------------
  to time fully inform and disclose to the Employer all inventions, designs, improvements, software, know-how, developments, processes, works and discoveries created (collectively the "Intellectual Property") within the reasonable scope of his employment by Employer, which he now has or may later have during the term of this Agreement that relate to the actual or anticipated business of the Employer or to any experimental work carried on by the Employer, whether conceived by the Executive alone or with others and whether or not conceived during regular working hours. All such Intellectual Property will be the exclusive property of the Employer. Any works developed by Executive will be considered a "work made for hire" under applicable copyright law, and the Employer will have all ownership rights in such works. Executive confirms and agrees that all Proprietary Information and Intellectual Property heretofore conceived or developed, in whole or in part, by him while employed or otherwise engaged by Employer, or heretofore conveyed by him to Employer, shall be considered a "work made for hire" under applicable copyright laws and Employer shall have all ownership rights in such works. If any of such works, whether heretofore conceived and/or developed or hereafter conceived and/or developed, are not considered a work made for hire, then Executive agrees to assign to the Employer, for no additional consideration other than the amounts paid to him as an Executive, all ownership rights in such works. Executive agrees to assist the Employer in obtaining patents on all such Intellectual Property that the Employer wishes to patent, and copyright registrations on all Intellectual Property the Employer seeks to copyright, and will execute all documents and do all things necessary to obtain letters patent or copyright registration for the Employer, and protect such rights against infringement by others.

       All files, records, documents, drawings, materials software, equipment and similar items relating to the business of the Employer, whether prepared by Executive or otherwise coming into his possession, will remain the exclusive property of the Employer and will not be removed from the premises of the Employer under any circumstances without the prior written approval of the Employer.

       C. LICENSING INTELLECTUAL PROPERTY AND PAYMENT OF ROYALTIES.  Executive
          --------------------------------------------------------
  agrees that the Employer may license others to use any of the Intellectual Property conceived or developed by the Executive, and that his normal wages received are sufficient consideration for the use and ownership of same by the Employer. All questions as to whether, when, how, and to whom licenses will be granted will be determined by the sole discretion of the Employer. Executive shall be entitled to receive a royalty on each such license granted by the Employer, in an amount, if any, solely within the employer's discretion.

                                  ARTICLE IV
                             RESTRICTIVE COVENANT
                             --------------------

       Because Executive has had access to Proprietary Information and Intellectual Property and will receive specialized training from the Employer, Executive acknowledges that such information and training would provide an unfair advantage if used to compete with the Employer. In order to avoid this, Executive agrees that upon termination of his employment, whether by termination of this Agreement, by wrongful discharge, or otherwise, Executive shall not directly or indirectly, either as an individual or as a partner or joint venturer, or as an employee or agent for any person, or as an officer, director, or shareholder or otherwise, for a period of two (2) years after the date of termination of his employment within any actual marketing area of the Employer or any of its subsidiaries at the time of termination of Executive's employment or any anticipated marketing areas that Executive is personally aware of due to his duties and responsibilities at such time, enter into or engage generally in competition with the Employer in the development or marketing of personal computer software relating to graphical business applications or development software that compete with the Employer's then current products or products under development. "Actual marketing area" is understood to mean where the Employer has a physical presence consisting of a sales representative, office, authorized dealer, distributor, or authorized training center, or where its products are being advertised at the time of Executive's termination. Executive also agrees not to, directly or indirectly, encourage any (a) supplier, distributor or customer to terminate its relationship with the Employer and (b) other employee of the Employer to terminate his/her employment with the Employer. Executive agrees that his education, experience and abilities are such that he can obtain employment in a noncompeting business, and that enforcement of this provision will not prevent Executive from making a living.

                                   ARTICLE V
                       CERTAIN EMPLOYMENT CONSIDERATIONS
                       ---------------------------------

       A. TERMINATION BY EXECUTIVE.  If Employer should breach, fail to
          ------------------------
  perform, or not observe, in any material way, any provision, condition or agreement as required by this Agreement, and if such breach, nonperformance or non-observance shall continue for a period of ten (10) business days after notice thereof by Executive to Employer, Executive may thereafter terminate this Agreement upon three (3) days written notice to Employer, at the address provided herein or any subsequent address provided, however, the covenants contained in Articles III and IV shall survive such termination.

       B. TERMINATION BY EMPLOYER.  Employer may terminate this Agreement at
          ------------------------
  any time within three years from the date hereof, or within the term of this Agreement, as extended, upon the occurrence of "cause", as hereinafter defined, without further liability of Employer to Executive. The covenants contained in Articles III and IV shall survive any such termination. If, prior to the third anniversary of this Agreement, or within the term of this Agreement, as extended, the Employer wrongfully terminates Executive, without a finding of "cause", such termination shall be considered a breach of this Agreement by Employer, and Executive shall be entitled to a payment equal to one (1X) times the Executive's highest base annual salary rate with the Corporation, and Employer shall bear no further liability hereunder to Executive. Notwithstanding anything contained herein to the contrary, if such termination shall occur in connection with a Change in Control as that term is defined herein, Employee's rights shall be governed by the provisions of
  Article VI.

       C. TERMINATION FOR CAUSE  For purposes of this Agreement, a termination
          ---------------------
  of the Executive's employment for "cause" by the Corporation shall be defined to mean:
          (i) the Executive shall have committed an intentional material act of fraud or dishonesty in connection with his or her duties or in the course of his or her employment with the Corporation, or other intentional act of fraud or dishonesty which makes the Executive unsuitable for the performance of his or her duties;
          (ii)     the Executive shall have committed intentional wrongful
                   material damage to property of the Corporation;
          (iii)    the Executive shall have committed an intentional wrongful disclosure of material secret processes, or disclosed material confidential information of the Corporation or engaged in intentional wrongful competitive activity with the Corporation;
          (iv) the Executive shall have made a material misrepresentation to any of the Corporation's Directors, officers, associates or third parties in the performance of his or her duties;
          (v)      any intentional misapplication by Executive of the Employer's funds, or any other act of dishonesty injurious to the
                   Employer committed by Executive; or
          (vi)     Executive's conviction of a crime involving moral turpitude;
          (vii) Executive's breach, non-performance or non-observance shall continue beyond a period of ten (10) business days immediately after notice thereof by the Employer to Executive; or
          (viii) any other action by Executive involving willful and deliberate malfeasance or gross negligence in the performance of Executive's duties provided, however, that in no event shall the death, disability or physical or mental incapacity of Executive be deemed a cause for termination for purposes of this Article V.

       It is expressly acknowledged and agreed that the decision as to whether "cause" exists for the Employer terminating the employment relationship is delegated to the Board of Directors for determination. In reaching such determination of cause the Board shall be required to act reasonably and consistent with past Employer practices and applicable law. Upon reaching a decision that "cause" exists for the termination of the employment relationship, the Board of Directors may terminate the employment relationship by giving written notice of such termination and the termination shall take effect immediately.

                                  ARTICLE VI
                               CHANGE IN CONTROL

       A. This Article shall be effective immediately upon execution of this Agreement; provided, however, the provisions herein shall not be operative and shall not apply to any termination of employment, for any reason, unless and until a Change in Control (as such term is defined below) has occurred. As used in this Agreement, the term "Change in Control" shall mean any of the following events shall have occurred:

          (i) individuals who, as of the period of ninety (90) days before the occurrence of a Change in Control constitute the Board of Directors of the Employer, cease for any reason to constitute at least a majority of the Employer's Board of directors;
          (ii) the Employer is merged, or consolidated or reorganized into or with another corporation or other legal person in any transaction or series of related transactions (other than a transaction to which only the Employer and one or more of its subsidiaries are parties) and as a result of such merger, consolidation or reorganization, less than 51% of the combined voting power of the then outstanding voting securities of the surviving entity or person immediately after such transaction or series of related transactions, are held in the aggregate by persons or entities who were holders of voting securities of the Employer immediately prior to such transaction;
          (iii) the Employer sells all or substantially all of its assets to any other corporation or other legal person in any sale or series of related sales (other than a transaction to which only the Employer and one or more of its subsidiaries are parties);
          (iv) the Employer's Board of Directors approves the distribution to the Employer's shareholders of all or substantially all of the Employer's net assets, or the Employer's Board of Directors, shareholders or a court of competent jurisdiction approves the dissolution or liquidation of the Employer;
          (v) any other transactions or series of related transactions occur which have substantially the same effect as the transactions specified in any of the preceding clauses (other than transactions to which only the Employer and one or more of its subsidiaries are parties).

       B. TERMINATION FOR GOOD REASON.  For purposes of this Agreement,
          ---------------------------
  termination for "Good Reason" is defined as the Executive's resignation (except in connection with his or her termination pursuant to Article V above) following a Change in Control, caused by and within ninety (90) days of any of the following:

          (i) any duties are assigned to the Executive which are materially inconsistent with the Executive's positions, duties and status with the Corporation (other than as a result of any promotion or advancement) immediately prior to the occurrence of a Change in Control;
          (ii) a reduction in the Executive's base salary as in effect immediately prior to the occurrence of a Change in Control;

          (iii) a reduction in the potential earnings of the Executive under any performance based bonus plan of the Corporation in effect immediately prior to the occurrence of a Change in Control;
          (iv) the termination or the substantial reduction in scope or value of the Executive's rights to any material Executive benefit to which he or she had been previously entitled immediately prior to the occurrence of a Change in Control, without the replacement thereof with a substantially similar benefit.
          (v) the relocation of the Corporation's principal executive offices to a location outside of the Dallas/Fort Worth, Texas metropolitan area or the Executive's relocation to any place other than the Dallas/Fort Worth, Texas metropolitan area, except for required travel on the Corporation's business to the extent deemed reasonably necessary by the Corporation's Board of Directors' or
          (vi) the failure of the Corporation to obtain the express agreement to assume and to perform this Agreement by any successor as contemplated by Article VI herein.

       C. TERMINATION BY CORPORATION WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD
          ---------------------------------------------------------------------
          REASON
          ------
          (i) If, during the two (2) year period following the occurrence of a Change in Control, the Executive's employment with the Corporation is terminated either
                   (a) by the Corporation for no reason or for any reason other than for Cause as defined in Article V. C. herein; or
                   (b)  by the Executive for Good Reason as defined in Article
                        VI. B. herein; or
          (ii) If, during the thirty (30) day period before the occurrence of a Change in Control, the Executive's employment with the Corporation is terminated by the Corporation for no reason or for any reason other than for Cause as defined in Article V.C. herein;

  then the Corporation shall pay to the Executive the Severance Pay (as such term is defined in Section D below) owed to the Executive as a result of such termination.

       D. SEVERANCE PAY.  For purposes of this Agreement, the term "Severance
          -------------
  Pay" shall include all of the following:
          (i) in the case of a termination of the Executive's employment pursuant to Section B or C above, a lump sum in cash to be paid by the Corporation on or before the Payment Date (as such term is defined in Article VII.E., in an amount equal to one and one-half times (1.5X) the Executive's highest base annual salary rate with the Corporation;
          (ii) to the extent not thereto paid or provided, any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay; and
          (iii) to the extent not thereto paid or provided, for a period of twelve (12) months following the Payment Date, the Executive shall be eligible for participation in and shall receive all benefits under such benefit plans, practices, policies and programs of the Corporation that provide medical, disability, prescription, dental or life insurance coverage, with the costs of such participation to be paid by the Corporation to the same extent as prior to the Payment Date. In the event that such continued participation is not allowed under the terms and provisions of such plans or programs, then in lieu thereof, the Corporation shall acquire individual insurance policies providing comparable coverage for the Executive, provided further that if any such individual coverage is unavailable, the Corporation shall pay to the Executive on or before the Payment Date, an amount equal to the contributions that would have been paid by the Corporation for such coverage on the Executive's behalf if the Executive had remained in the Corporation's employ for an additional twelve
                   (12) month period following the Payment Date.

       E. VESTING OF STOCK OPTIONS AND RESTRICTED STOCK AWARDS. Notwithstanding
          ----------------------------------------------------
  anything contained herein to the contrary, immediately upon the occurrence of a Change in Control:

          (a) all options to acquire the Corporation's Common Stock which have previously been granted to the Executive and which have not previously expired, shall immediately vest and become exercisable
          (b) all restrictions applicable to restricted stock awards of the Corporation's Common Stock which have previously been granted to the Executive and which have not previously expired, shall immediately lapse and such awards shall become fully vested and nonforfeitable, and on or before the Payment Date, at the Executive's sole discretion, certificates representing shares of the Corporation's Common Stock so awarded and vested shall be issued to the Executive.

       F. NO SEVERANCE PAY UPON TERMINATION FOR CAUSE, DEATH OR PERMANENT
          ---------------------------------------------------------------
          DISABILITY.
          -----------

       If, during the two (2) year period following the occurrence of a Change in Control, (i) the Executive's employment with the Corporation is terminated for Cause pursuant to Article V.C., (ii) the Executive dies, (iii) the Executive is permanently and totally disabled as defined in any long term disability plan of the Corporation applicable to the Executive as in effect immediately prior to the occurrence of a Change in Control, or (iv) the Executive voluntarily terminates his or her employment with the Corporation in circumstances in which Good Reason does not exist; then the Corporation shall have no obligations to the Executive for Severance Pay pursuant to this Agreement.

                                  ARTICLE VII
                              GENERAL PROVISIONS
                              ------------------

       A.   ATTORNEYS' FEES AND COSTS.  If any legal action is necessary to
            -------------------------
  enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief that a court may grant.

       B.   INJUNCTIVE RELIEF.  Executive agrees that the remedy at law for any
            -----------------
  breach of this Agreement will be inadequate and that, in addition to any other remedies it may have, the Employer will be entitled to temporary and permanent injunctive relief to prevent the breach of this Agreement, without the necessity or proving actual damages.

       C.   SURVIVABILITY.  Neither the existence of any claim or cause of
            -------------
  action of Executive against the Employer, whether based on this Agreement or otherwise, nor the termination of Executive's employment for any reason, will constitute a defense to the enforcement by the Employer of the covenants herein.

       D.   SEVERABILITY.  If any court rules that any part of this Agreement is
            ------------
  unenforceable, such ruling will not affect the enforceability of the rest of the Agreement. In addition, any term of any restricted covenant set forth in
  Article III or Article IV of this Agreement regarding duration, geographic scope type of work or other restriction will be deemed amended and modified to the extent necessary to make such term valid and enforceable within that jurisdiction.

       E.   PAYMENT DATE.  For purposes of this Agreement, "Payment Date" shall
            -------------
  mean twenty (20) days after the date on which a written notice of termination is given by the party initiating such termination, in the form and manner specified in Section J below.

       F.   SUCCESSORS AND BINDING AGREEMENT.
            ---------------------------------

            (a) The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer, to assume and agree to perform this Agreement in the same manner and to the same extent the Employer would be required to perform this Agreement. This Agreement shall be binding upon and inure to the benefit of the Employer and any successor of or to the Employer, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the assets of the Employer whether by merger, consolidation, sale, reorganization or otherwise (and such successor shall thereafter be deemed the "Employer" for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Employer.

            (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

       G.   NO RIGHT TO SET OFF.      The Employer is not entitled to set off
            --------------------
  against any amounts payable to the Executive hereunder, any amounts earned by the Executive in other employment after termination of his employment with the Employer following a Change in Control, nor any amounts after termination for any reason, which might have been earned by the Executive in other employment had he sought such other employment. The amounts payable to the Executive under this Agreement shall not be treated as damages, but as severance compensation to which the Executive is entitled by reason of the termination of his employment following a Change in Control, in the circumstances contemplated by this Agreement.

       H.   ARBITRATION.   Any dispute or controversy arising under or in
            ------------
  connection with this Agreement, other than a dispute or controversy involving Articles III and IV above, shall be settled exclusively by arbitration in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having valid jurisdiction. Each of the parties shall bear their respective costs of arbitration. The Employer shall be entitled to injunctive relief from a court of competent jurisdiction to enforce Articles III and IV.

       I.  REVIEW.  The parties hereto represent that they have had the
           -------
  opportunity to receive independent legal advice concerning the terms and conditions of this Agreement, and have not relied upon any representation of the other party or such party's counsel with respect to any matter contained in this Agreement. The Executive further represents that he has carefully read this Agreement and that the Executive has had the opportunity to have this Agreement fully explained to him by counsel of his choice and that he fully understands the terms and conditions of this Agreement, that the only representations made to the Executive in connection with his execution of this Agreement are those contained herein, and that the execution of this Agreement by the Executive is his full, free and voluntary act.

       J.  NOTICES.  All notices, requests, demands and other communications
           --------
  called for herein or contemplated hereunder shall be in writing and in addition, all termination notices shall set forth (i) the specific provision in this Agreement relied upon in connection with the Executive's termination,
  (ii) facts and circumstances claimed to provide a basis for the Executive's termination, and (iii) the effective date of such termination (which date shall be not more than ten (10) days after the giving of such written notice). No termination shall be effective hereunder unless and until written notice in the manner called for herein is given by the party initiating such termination. All notices hereunder shall be deemed to have been duly given when delivered personally (if to the Employer to the General Counsel), or when mailed by United States certified or registered mail, postage prepaid, addressed to the parties, their successors in interest or assignees, at the following addresses or such other addresses as the parties may designate by notice in the manner aforesaid:

       If to the Employer:    Micrografx, Inc.
                              1303 Arapaho Road
                              Richardson, Texas 75081
                              Attention:  Legal Department

       If to the Executive:   Doug Richard
                              3704 Greenbriar
                              University Park, TX  75225

       K.   VALIDITY.  The validity or unenforceability of any provision or
            ---------
  provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        Notwithstanding anything in this Agreement to the contrary, in the event that it shall be determined that any payment or distribution by the Employer to, or on behalf of, the Executive, pursuant to the terms of this Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the extent necessary to avoid having any Payment constitute an "excess parachute payment," within the meaning of
  Section 280G of the Code.

       Executed at Dallas, Texas, as of the day and year first above written.


                                 EMPLOYER:

                                 MICROGRAFX, INC.


                                 By:   /s/ Larry G. Morris
                                     ----------------------------
                                 Print Name:   Larry G. Morris
                                             --------------------
                                 Title:   Chief Financial Officer
                                        -------------------------



                                 EXECUTIVE:


                                 /s/ Doug Richard
                                 --------------------------------
                                 Doug Richard
                                 Print Name:   Doug Richard
                                             --------------------
                                 Address:
                                          -----------------------
                                 3704 Greenbriar
                                 --------------------------------
                                 Dallas, TX
                                 --------------------------------